UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 5, 2016

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Management Incentive Bonus Plan and Bonus Payment

On January 5, 2016, the MGC Diagnostics Corporation (“Company”) Board of Directors, upon recommendation from the Board’s Human Capital Committee, determined there would be no payout under the Company‘s 2015 Management Incentive Plan (“2015 MIP”) for the Company’s three executive officers because the Company had not achieved threshold in both consolidated revenue and operating income. Although the Company did not achieve threshold in both consolidated revenue and operating income, the Board approved a bonus of $35,000 to each of Chief Executive Officer Todd M. Austin, President Matthew S. Margolies and Chief Operating Officer and Chief Financial Officer Wesley W. Winnekins in light of the Company’s achieving fiscal 2015 consolidated revenue of $37.5 million and operating income of $1.6 million. The Board also authorized a payout under the 2015 MIP for non-executive employees based on achievement of revenue and operating income targets by the Company’s Medical Graphics Corporation subsidiary.

2016 Management Incentive Bonus Plan

On January 5, 2016, the Board, upon recommendation from the Human Capital Committee, approved the MGC Diagnostics Corporation 2016 Management Incentive Plan (the “2016 MIP”). The Board established target performance goals for the Company’s three executive officers: Chief Executive Officer Todd M. Austin, President Matthew S. Margolies, and Chief Operating Officer and Chief Financial Officer Wesley W. Winnekins. The 2016 MIP annual performance goals for these officers are related to Company consolidated revenue and operating income. For these executives to receive payouts under the 2016 MIP, the Company must achieve threshold in each of consolidated revenue and operating income. The following table sets forth the amount that each of the Company’s three executive officers would receive if the Company achieves threshold, target or maximum in each category.

Name	Threshold	Target	Maximum
Todd M. Austin	$21,000	$105,000	$168,000
Matthew S. Margolies	$17,100	$85,500	$136,800
Wesley W. Winnekins	$14,700	$73,500	$117,600

The Board retains discretion under the 2016 MIP to make incentive payments in amounts higher or lower than would otherwise be required under the 2016 MIP. In addition, all payments under the 2016 MIP are subject to clawback under the Company’s clawback policy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC Diagnostics Corporation

Dated: January 11, 2016	By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins Chief Operating Officer and Chief Financial Officer

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